EXHIBIT 99.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT (the "Agreement' or the "Merger Agreement"), made as of the 16th day of September, 1997, by and between LAKELAND BANCORP, INC., a corporation duly organized and existing under the laws of the State of New Jersey (hereinafter referred to as "Lakeland"), having an address for purposes of this Agreement located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, and METROPOLITAN STATE BANK, a Banking Corporation organized and existing under the laws of the State of New Jersey (hereinafter referred to as "MSB"), having an address for purposes of this Agreement located at 166 Changebridge Road, Montville, New Jersey 07045,

                               W I T N E S S E T H

     WHEREAS, Lakeland desires to acquire MSB by means of a transaction (hereinafter collectively referred to as the "Merger") pursuant to which (i) a wholly-owned subsidiary of Lakeland would be formed as a state-chartered bank,
(ii) such subsidiary would merge with and into MSB, (iii) MSB would become a wholly-owned subsidiary of Lakeland and (iv) each of the outstanding shares of capital stock of MSB would be automatically converted into the right to receive shares of the Common Stock, par value $2.50 per share, of Lakeland (the "Lakeland Stock"), all in accordance with, and subject to, the terms and conditions hereinafter set forth;

     WHEREAS, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Boards of Directors of Lakeland and MSB, deeming the Merger to be in the best interests of Lakeland, MSB and their respective stockholders, have each by duly adopted resolutions approved this Merger Agreement,

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1. The Merger; Exchange of MSB Stock.

          (a) Promptly following the execution of this Merger Agreement, Lakeland will use its best efforts to cause (subject to necessary governmental approvals) a new state-chartered bank (the "Subsidiary Bank") to be organized in accordance with the laws of the State of New Jersey. All of the capital stock of the Subsidiary Bank, other than directors' qualifying shares, if any, shall be owned by Lakeland. Upon receipt of all governmental approvals necessary for the formation of the Subsidiary Bank, the Subsidiary Bank and MSB will execute a merger agreement (the "Subsidiary Bank Merger Agreement"), containing terms consistent with the terms of this Merger Agreement, in such form as counsel for Lakeland and MSB shall advise for the purpose of obtaining all necessary approvals from the Department of Banking of the State of New Jersey.

          (b) Subject to and in accordance with the provisions of this Agreement, at the "Effective Time" (as defined herein) (i) the Subsidiary Bank will be merged into MSB; (ii) all of the outstanding shares of the common stock, par value $5.00 per share, of MSB ("MSB Stock"), other than "MSB Dissenting Shares" (as defined in Section 1.11 hereof), will be converted into shares of Lakeland Stock; (iii) all options to purchase MSB Stock which are outstanding and unexercised at the Effective Time shall be converted into options to purchase Lakeland Stock in accordance with Section 1.2 hereof; and (iv) all of the outstanding capital stock of the bank resulting from the merger of the Subsidiary Bank into MSB (the "Surviving Bank") will be owned by Lakeland. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

               (i) Any shares of MSB Stock held in the treasury of MSB shall be canceled and retired, and no cash, securities or other consideration shall be paid or delivered in exchange for such MSB Stock under this Agreement.

               (ii) Each share of MSB Stock issued and outstanding immediately prior to the Effective Time, which is not to be canceled and retired pursuant to
Section 1(b)(i) above or treated as an MSB Dissenting Share, shall be converted into such number of shares (the "Exchange Number") of Lakeland Stock as shall be determined pursuant to the provisions of Sections 1.1(c), 1.1(d) and 1.1(e) hereof.

               (iii) No MSB Dissenting Shares shall be converted into or represent a right to receive Lakeland Stock under this Section 1.1(b) but shall be subject to the provisions of Section 1.11 below.

               (iv) Each authorized but unissued share of MSB Stock shall cease to exist.

          (c) In the event that the "Market Value" (as defined herein) is equal to or greater than $22.50 per share but not greater than $31.00 per share, the Exchange Number shall equal $26.20 divided by the Market Value. In the event that the Market Value is less than $22.50 per share, the Exchange Number shall be 1.164. In the event that the Market Value is greater than $31.00 per share, the Exchange Number shall be 0.845. Either party shall have the right to terminate the Merger in the event that the Market Value is less than $22.50 per share.

          (d) The term "Market Value" shall mean the average of the "Bid Prices" (as defined herein) of a share of Lakeland Stock on the twenty "Accountable Days" (as defined herein) during the "Determination Period" (as defined herein). For purposes of this Merger Agreement, the following terms shall have the following meanings:

               (i) The term "Bid Price", with respect to a particular date, shall mean the average of the highest and lowest bid price for a share of Lakeland Stock quoted by the National Quotation Bureau, Inc. on such date.

               (ii) The term "Determination Period" shall mean the twenty consecutive business days ending on the day (the "Approval Day") on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received by Lakeland; provided, however, that if an actual sale of Lakeland Stock does not occur on at least ten of such business days, such period shall be extended closer to the date hereof (on a consecutive date basis) by such number of business days as shall be necessary to assure that at least ten of the business days in such period are days on which an actual sale of Lakeland Stock occurs.

               (iii) The term "Accountable Day" shall mean (x) each of the "Sales Days" (as defined herein) and each of the "Other Days" (as defined herein). The term "Sales Days" shall mean each of the ten business days in the Determination Period closest to the Approval Day on which an actual sale of Lakeland Stock occurs. The term "Other Days" shall mean each of the ten business days in the Determination Period, other than such ten Sales Days, that are the closest to the Approval Day.

          (e) The Exchange Number shall be appropriately adjusted if, prior to the Closing, there is a stock split or other subdivision or consolidation of shares, or any stock dividends or distributions, or other similar changes affecting the capital stock of MSB or Lakeland; provided, however, that no adjustment shall be made with respect to any event publicly announced by Lakeland prior to the date hereof. Furthermore, no adjustment shall be made by reason of the issuance of stock (1) by Lakeland or MSB upon the exercise of any currently outstanding stock options or (2) by Lakeland pursuant to its dividend reinvestment plan.

          (f) All references in the remainder of this Agreement to the Exchange Number shall mean the Exchange Number as adjusted in accordance with Section 1.1(e).

     1.2. MSB Stock Options. As of the Effective Time, Lakeland shall assume the rights and obligations of MSB under those stock options to purchase MSB Stock granted by MSB prior to the date hereof pursuant to the Metropolitan State Bank 1988 Stock Option Plan, as amended prior to the date hereof (the "1988 MSB Stock Option Plan"), or pursuant to an employment agreement, dated February 6, 1988, between MSB and Paul P. Lubertazzi, as amended prior to the date hereof (the "Employment Agreement"), which options are outstanding at the Effective Time ("Assumed Options"), to the extent such options shall not theretofore have been exercised. Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of Lakeland Stock determined by multiplying the number of shares of MSB Stock covered by the Assumed Option by the Exchange Number; the price per share of Lakeland Stock under each Assumed Option shall be determined by dividing the price per share of MSB Stock specified in the Assumed Option by the Exchange Number (rounded to the nearest penny), so that the aggregate price for all shares covered by the Assumed Option shall remain substantially unchanged. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the 1988 MSB Stock Option Plan or pursuant to the Employment Agreement, as the case may be, substituting Lakeland for MSB and Lakeland Stock for MSB Stock in accordance with the foregoing conversion formula, substituting the price per share determined in accordance with the foregoing formula, and substituting a relationship with Lakeland or any of its subsidiaries for a relationship with MSB, effective as of the Effective Time. Except as provided in this Section 1.2, all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised. As soon as practicable after the Effective Time, Lakeland will send written notice of the assumption of the Assumed Options to each holder thereof. As of the Effective Time, Lakeland will have taken all corporate and other action necessary to reserve sufficient shares of Lakeland Stock for issuance upon exercise of the Assumed Options. Lakeland will prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements on the appropriate form relating to the issuance of the shares of Lakeland Stock underlying such Assumed Options upon the exercise thereof and will use its best efforts to have such registration statement declared effective as soon as practicable after the Effective Time, but in no case later than six (6) months after the Effective Time.

     1.3. No Fractional Interests. Neither certificates nor scrip for fractional interests in shares of Lakeland Stock will be issued in connection with the Merger, but in lieu thereof, each holder of MSB Stock who would otherwise have been entitled to a fraction of a share of Lakeland Stock will be paid an amount of cash equal to such fraction multiplied by the Market Value. All shares of MSB Stock held by each record holder shall be aggregated before determining the need to pay cash in lieu of fractional shares.

     1.4. Meeting of Stockholders of MSB. Upon receipt of all requisite regulatory approvals required in order to conduct the meeting described herein, the Board of Directors of MSB shall duly call, and cause to be held, a special meeting of the stockholders of MSB (the "Special Meeting") and shall direct that this Merger Agreement and the Subsidiary Bank Merger Agreement be submitted to said stockholders for the purpose of adopting and approving the same. The Board of Directors of MSB shall, consistent with their fiduciary duties, recommend that the stockholders of MSB vote to adopt and approve this Merger Agreement and the Subsidiary Bank Merger Agreement. Lakeland and MSB shall cooperate in soliciting proxies from stockholders of MSB in favor of approval of this Merger Agreement and the Subsidiary Bank Merger Agreement pursuant to a proxy statement included within the Registration Statement described in Section 7.1 hereof.

     1.5. Filing of Subsidiary Bank Merger Agreement and Certification. In the event that this Merger Agreement and the Subsidiary Bank Merger Agreement are approved by at least two thirds of the outstanding shares of MSB Stock as of the record date for the Special Meeting as required under N.J.S.A. 17:9A-137, such approval shall be promptly certified by the president or a vice president of MSB and the Subsidiary Bank and the certification shall be attached to the Subsidiary Bank Merger Agreement (the "Certification"). Thereafter, upon satisfaction or waiver of all conditions specified in Article VIII and Article IX hereof and consummation of the Closing described in Article X hereof, the Subsidiary Bank Merger Agreement and the Certification shall be filed in the Department of Banking of the State of New Jersey by the parties hereto, all as provided in N.J.S.A. 17:9A-137.

     1.6. Effective Time. The Merger shall become effective (the "Effective Time") at such time as the Subsidiary Bank Merger Agreement and the Certification are deemed filed with the Department of Banking of the State of New Jersey in accordance with N.J.S.A. 17:9A-137 following the Closing contemplated by Article X hereof.

     1.7. Directors.

          (a) Within ten (10) days following the Effective Time, the Board of Directors of Lakeland shall, consistent with their fiduciary duties, appoint Paul P. Lubertazzi and another member of the Board of Directors of MSB (the "Second Designee") to the Board of Directors of Lakeland. The Board of Directors of MSB shall, prior to the Effective Time, designate one of their members to be the Second Designee, provided that such person is acceptable to the Board of Directors of Lakeland, consistent with their fiduciary duties. In the event that Mr. Lubertazzi and/or the Second Designee is unable to take office, the Board of Directors of MSB shall designate a substitute, acceptable to the Board of Directors of Lakeland, to be appointed in his place by the Board of Directors of Lakeland, consistent with their fiduciary duties.

          (b) Within ten (10) days following the Effective Time, Lakeland shall, consistent with its fiduciary duties, cause Paul P. Lubertazzi and another member of the Board of Directors of MSB (the "Second Bank Board Designee") to be appointed to the Board of Directors of Lakeland State Bank. The Board of Directors of MSB shall, prior to the Effective Time, designate one of their members to be the Second Bank Board Designee, provided that such person is acceptable to the Board of Directors of Lakeland State Bank, consistent with their fiduciary duties. In the event that Mr. Lubertazzi and/or the Second Bank Board Designee is unable to take office, the Board of Directors of MSB shall designate a substitute, acceptable to the Board of Directors of Lakeland State Bank, to be appointed in his place by the Board of Directors of Lakeland State Bank, consistent with their fiduciary duties.

          (c) For a period commencing at the Effective Time and ending on the earlier of (i) the third anniversary of the Effective Time or (ii) the date on which Paul P. Lubertazzi ceases to serve as a full-time employee of MSB (such period being hereinafter referred to as the "Transition Period"), all fees and benefits payable to MSB Directors will not be reduced beyond the levels currently being paid to MSB Directors. During the "Delivery Period" (as defined in Section 6.1 hereof), MSB shall furnish to Lakeland a schedule describing such fees and benefits.

          (d) During the Transition Period, Lakeland shall cause two (2) of its Directors, on a rotating basis, to attend meetings of the MSB Board of Directors. MSB shall appoint such persons as non-voting observers for the purpose of maintaining communication between the MSB Board and the Lakeland Board.

     1.8. MSB as a Separate Subsidiary. Upon the Effective Time, MSB, as the Surviving Bank, shall become a wholly owned subsidiary of Lakeland. The Board of Directors of MSB immediately prior to the Effective Time shall continue to be the Board of Directors of MSB immediately after the Effective Time, the executive officers of MSB immediately prior to the Effective Time shall continue to be the executive officers of MSB immediately after the Effective Time, and the Certificate of Incorporation and By-laws of MSB as in existence immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and By-laws of MSB immediately after the Effective Time. Lakeland shall not terminate the separate corporate existence of MSB as a subsidiary of Lakeland during the Transition Period, unless required to do so by law or governmental authorities or as a result of the fiduciary obligations of Lakeland's Board of Directors. Lakeland has no present intention to remove any of MSB's directors or executive officers during the Transition Period, provided that MSB is managed in a manner consistent with Lakeland's overall business strategies, as such strategies may develop from time to time. However, nothing herein shall be construed to limit the right of Lakeland to remove and/or replace any or all of the directors and executive officers of MSB at any time following the Effective Time, to amend the Certificate of Incorporation and By-laws of MSB at any time following the Effective Time or otherwise to limit the rights and prerogatives of Lakeland as a stockholder of MSB at any time following the Effective Time, except that Lakeland shall not terminate the separate corporate existence of MSB prior to the end of the Transition Period unless required to do so by law or governmental authorities or as a result of the fiduciary obligations of Lakeland's Board of Directors.

     1.9. Issuance and Delivery of Lakeland Common Stock.

          (a) As soon as practicable after the Effective Time, Lakeland will send a letter of transmittal to each record holder of certificates representing shares of MSB Stock immediately prior to the Effective Time ("Old Certificates"), which letter shall state the Exchange Number.

          (b) Thereafter, upon surrender for cancellation to Lakeland's exchange agent of a completed letter of transmittal, together with one or more Old Certificates (or, in the event that the Old Certificates cannot be located, an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required in each case by Lakeland), Lakeland shall cause to be issued and delivered to the holder of each surrendered Old Certificate a New Certificate representing the appropriate number of shares of Lakeland Stock, together with a check for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates. No interest shall be paid with respect to such cash payments.

          (c) Until an outstanding  Old  Certificate  has been  surrendered  and exchanged as herein  provided for a New  Certificate  (or until such time as the record holder of an outstanding Old Certificate shall have delivered an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required by Lakeland, together with a completed letter of transmittal), such outstanding Old Certificate shall be deemed for all corporate purposes of Lakeland, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Lakeland Stock which were exchanged for the shares of MSB Stock formerly evidenced by the Old Certificate. No dividends (whether payable in cash, stock or otherwise) or other distributions which are declared on Lakeland Stock will be paid to any person otherwise entitled to receive the same until such person's Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends and other distributions, if any, payable from and after the Effective Time will be paid to such person. In no event shall any person entitled to receive such dividends or other distributions be entitled to receive interest thereon.

     1.10. Stock Transfer Books. At the Effective Time, the stock transfer books of MSB shall be closed and no transfer of MSB Stock shall thereafter be made.

     1.11 MSB Dissenting Shares.

          (a) The shares of MSB Stock held by those shareholders of MSB who have timely and properly exercised their dissenter's rights in accordance with all applicable laws, including without limitation the provisions of N.J.S.A. 17:9A-140 (collectively, the "Appraisal Laws"), are herein referred to as "MSB Dissenting Shares". Each MSB Dissenting Share, the holder of which, as of the Effective Time, has not effectively withdrawn or lost his dissenter's rights under the Appraisal Laws, shall not be converted into Lakeland Stock, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of MSB Dissenting Shares who becomes entitled to payment for his MSB Stock pursuant to the Appraisal Laws shall receive payment therefor from the Surviving Bank (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws). If any holder of MSB Dissenting Shares shall withdraw or lose his dissenter's rights under the Appraisal Laws, such MSB Dissenting Shares shall be converted into Lakeland Stock in accordance with the provisions of this Merger Agreement as if such shares were not MSB Dissenting Shares.

          (b) MSB will give Lakeland (i) prompt notice of any written objections, notices, withdrawals of objections or notices and any other instruments served pursuant to N.J.S.A. 17:9A-140 through 17:9A-145, inclusive, and received by MSB, and (ii) the opportunity to direct all negotiations with and proceedings with respect to holders of MSB Dissenting Shares. MSB, will not, except with the prior written consent of Lakeland, (i) voluntarily make any payment with respect to any demands for payment under N.J.S.A. 17:9A-140 or (ii) settle or offer to settle any such demands.

          (c) Either party may terminate this Merger Agreement if holders of more than nine and one-half percent (9-1/2 %) of the outstanding shares of MSB Stock file a written notice of dissent in accordance with N.J.S.A. 17:9A-140 .



                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF MSB; CERTAIN COVENANTS

         MSB hereby represents and warrants to Lakeland as follows:

          2.1. Organization; Good Standing; Power and Qualification. MSB is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. MSB has no direct or indirect subsidiaries other than Metropolitan State Bank Investment, Inc. (the "MSB Subsidiary"), a New Jersey corporation. MSB owns 100% of the outstanding capital stock of the MSB Subsidiary. The MSB Subsidiary is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. MSB shall, during the "Delivery Period" (as defined in Section 6.1 hereof) deliver to Lakeland's counsel true, correct and complete copies of the Certificates of Incorporation and By-laws, as amended to the date hereof, of MSB and the MSB Subsidiary. Neither MSB nor the MSB Subsidiary is required to be qualified or licensed to do business in any jurisdiction other than the State of New Jersey.

          2.2. Capitalization. The authorized capital stock of MSB consists solely of 1,500,000 shares of MSB Stock, of which 679,047 shares are issued and outstanding and 0 shares are held by MSB as treasury stock. MSB has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than stock options described in Section 2.3 hereof. All of the issued and outstanding capital stock of the MSB Subsidiary is owned directly by MSB.

          2.3. MSB Stock Options. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of each holder of stock options to purchase MSB Stock outstanding on the date hereof (the "Outstanding Options"), the number of shares under each such option to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates, and the stock option plan or agreement pursuant to which each such option was issued. Such list shall identify which of the Outstanding Options have been granted as incentive stock options under the Internal Revenue Code of 1986, as amended. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete copy of each such stock option plan or agreement, as amended to the date hereof, together with specimen stock options and/or copies of the actual stock options. No Outstanding Options were granted to any person who was not an employee of MSB on the date of grant. As of the date hereof, the Outstanding Options covered a total of 32,821.25 shares of MSB Stock. All of the Outstanding Options were granted pursuant to the 1988 MSB Stock Option Plan or pursuant to the Employment Agreement.

          2.4. Authority; No Violation, etc. Subject to the approval of this Merger Agreement and the Subsidiary Bank Merger Agreement by the stockholders of MSB, and subject to the parties' obtaining all necessary regulatory approvals, MSB has all requisite corporate power to execute, deliver and perform its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and performance by MSB of all its obligations hereunder have been duly approved and authorized by all requisite corporate action of MSB, subject to the stockholder approval contemplated by this Merger Agreement and the parties' obtaining all necessary regulatory approvals. This Merger Agreement has been duly executed and delivered by MSB and, subject as aforesaid, constitutes the legal, valid and binding agreement of MSB. Neither the execution and delivery of this Merger Agreement by MSB nor compliance by MSB with any of the provisions hereof will (a) conflict with or result in a breach of any provisions of MSB's Certificate of Incorporation or by-laws, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation, severance or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of MSB or the MSB Subsidiary pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which MSB or the MSB Subsidiary is a party, or by which MSB or the MSB Subsidiary or any of their properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of MSB and the MSB Subsidiary, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to MSB or the MSB Subsidiary, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition, results of operations, business or prospects of MSB and the MSB Subsidiary, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, except those approvals and authorizations specified in Section 2.5 hereof and any filing, permit, authorization, consent or approval required under the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et. seq.).

          2.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) consummate the Merger or (b) prevent the termination of any material right, privilege, license or agreement of MSB or the MSB Subsidiary, or to prevent any material loss to MSB or the MSB Subsidiary or their businesses, taken as a whole, by reason of the Merger, except (i) compliance with the banking laws of the State of New Jersey with respect to the formation of the Subsidiary Bank and the consummation of all other aspects of the Merger, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities law.

          2.6. Equity Investments. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of all voting shares or other equity interests of any entity, other than the MSB Subsidiary, which are owned, directly or indirectly, by MSB.

          2.7. Financial Information. MSB has delivered to Lakeland the audited consolidated statements of condition of MSB and the MSB Subsidiary as of December 31, 1996 and December 31, 1995, the related audited consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 1996 (including the notes thereto), and the consolidated unaudited statement of condition of MSB and the MSB Subsidiary as at June 30, 1997, and the related unaudited consolidated statement of income and unaudited consolidated statement of cash flows for the six months ended June 30, 1997 and 1996 (including the notes thereto). All of such financial statements, with the related notes thereto, (i) are in accordance with the books and records of MSB and the MSB Subsidiary, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein, and (iii) fairly present the financial position of MSB and the MSB Subsidiary at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. MSB shall, during the Delivery Period, deliver to Lakeland true, correct and complete copies of the corporate income tax returns of MSB for the 12 month periods ended December 31, 1996, 1995, 1994, 1993 and 1992. Based on inquiries made of its accountants, MSB has available to it such information as shall be required in order to assure that the financial statements described in this Section 2.7 conform with Regulation S-X as promulgated by the SEC.

          2.8. Regulatory Filings. MSB shall, during the Delivery Period, deliver to Lakeland true, correct and complete copies of all reports filed by MSB with the New Jersey Department of Banking and the Federal Deposit Insurance Corporation during the past 36 months.

          2.9. Absence of Changes. Since June 30, 1997, there has been no material adverse changes in the assets, properties, business or condition, financial or otherwise, of MSB and the MSB Subsidiary, taken as a whole. For purposes of this Agreement, a loss suffered by MSB or the MSB Subsidiary, or a reduction in value of any assets or properties of MSB or the MSB Subsidiary, shall be deemed a material adverse change if such loss or reduction exceeds 5% of the capital of MSB as of June 30, 1997. Since January 1, 1996, neither MSB nor the MSB Subsidiary has taken any action outside of the ordinary course of business, consistent with prior practice, other than actions taken in connection with the Merger.

          2.10. Agreements, etc. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of, together with true, correct and complete copies of, every agreement to which MSB or the MSB Subsidiary is a party or by which MSB or the MSB Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $25,000 or is otherwise material to the business of MSB and the MSB Subsidiary, taken as a whole, including but not limited to (a) leases of real estate or equipment,
(b) agreements for the sale of any assets of MSB or the MSB Subsidiary other than in the ordinary course of business, (c) agreements pursuant to which MSB or the MSB Subsidiary has borrowed money or may in the future borrow money, (d) employment agreements, consulting agreements and salary continuation agreements,
(e)  collective  bargaining  agreements,  (f)  license  agreements,  (g) capital
expenditure   commitments,   (h)  joint  venture  agreements,   (i)  partnership
agreements, (j) operating agreements and (k) agreements restricting MSB's ability to compete in any area; provided, however, that MSB need not list outstanding loans to unaffiliated persons made by MSB in the ordinary course of business or loan commitments and credit facilities made in the ordinary course of business pursuant to which MSB may be obligated to lend money to unaffiliated persons. Except for matters expressly disclosed on such list, (i) each of MSB and the MSB Subsidiary has performed all obligations to be performed by it to date under all contracts and other agreements which shall be included on such list and is not in default thereunder and (ii) to the best knowledge of MSB, there exists no default, or any event upon which the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

          2.11. Absence of Undisclosed Liabilities. MSB and the MSB Subsidiary do not have any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on MSB's balance sheet dated June 30, 1997 delivered to Lakeland prior to the date hereof, except for obligations to perform the contracts and the agreements referred to in Section 2.10 hereof and liabilities consistent with prudent banking practices which have arisen in the ordinary course of business subsequent to June 30, 1997.

          2.12. Condition of Tangible Assets. Those assets of MSB and the MSB Subsidiaries that are tangible property are in generally good operating condition and repair.

          2.13. Litigation, etc. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of: (a) actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of MSB, threatened against MSB or the MSB Subsidiary, whether at law or in equity, whether civil or criminal in nature and whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which are immaterial to the financial condition, results of operations, business and prospects of MSB and the MSB Subsidiary, taken as a whole; and (b) unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against MSB or the MSB Subsidiary other than those which are immaterial to the financial condition, results of operations, business and prospects of MSB and the MSB Subsidiary, taken as a whole. No petition for bankruptcy, voluntary or involuntarily, has been filed by or against MSB or the MSB Subsidiary, neither MSB nor the MSB Subsidiary has made any assignment for the benefit of its creditors and no receiver has been appointed for MSB or the MSB Subsidiary or any of their assets.

          2.14. Permits, Licenses, etc. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertain to the business conducted by MSB or the MSB Subsidiary, the absence, revocation or non-renewal of which would have, or could reasonably be expected to have, a material adverse effect on the financial condition, results of operations, business or prospects of MSB and the MSB Subsidiary, taken as a whole.

          2.15. Compliance with Laws. Neither MSB nor the MSB Subsidiary is in violation, in any respect material to the financial condition, results of operations, business or prospects of MSB and the MSB Subsidiary, taken as a whole, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. Each of MSB and the MSB Subsidiary has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon the financial condition, results of operations, business or prospects of MSB and the MSB Subsidiary, taken as a whole (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are required to be or have been reported in respect of any Required Permit and no proceeding is pending, or to the knowledge of MSB, threatened, to revoke or limit any such Required Permit.

          2.16. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or other firm acting on behalf of MSB or under the authority of MSB is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Lakeland, MSB or the MSB Subsidiary in connection with any of the transactions contemplated hereby, except for fees payable to Capital Consultants of Princeton, Inc. in connection with its rendering of the fairness opinion contemplated by Section 8.12 hereof and for other services rendered to MSB, which fees shall, in accordance with
Section 6.7 hereof, be the sole responsibility of MSB. During the Delivery Period, MSB shall furnish to Lakeland a copy of an engagement letter setting forth all fees payable by or on behalf of MSB to Capital Consultants of Princeton, Inc.

          2.17. Employees. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of the names, positions and rates of compensation of all employees of MSB and the MSB Subsidiary.

          2.18. Name. During the last three (3) years, MSB has used no business name other than the name Metropolitan State Bank and the name of the MSB Subsidiary.

          2.19. Environmental Matters. MSB and the MSB Subsidiary have never engaged in any use or operation involving the storage, manufacture, generation or transportation of hazardous substances, and there are no hazardous substances located on any properties now or heretofore owned or operated by MSB or the MSB Subsidiary, including but not limited to the premises in which the business of MSB and the MSB Subsidiary is conducted, except as necessary for the conduct of typical administrative or office activities. Each of MSB and the MSB Subsidiary is in compliance in all material respects with all environmental laws, rules and regulations applicable to it or to any property now or heretofore owned or operated by MSB or the MSB Subsidiary. Neither MSB nor the MSB Subsidiary has received notice of any violation of any such law, rule or regulation or of any enforcement action by any governmental agency or authority pertaining to MSB or the MSB Subsidiary or any property now or heretofore owned or operated by any of them. Neither MSB nor the MSB Subsidiary has received notice of, and is not otherwise aware of, any spills, releases or discharges of hazardous substances on or from any property now or heretofore owned or operated by MSB or the MSB Subsidiary. MSB and the MSB Subsidiary have not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that MSB or the MSB Subsidiary (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of MSB and the MSB Subsidiary, taken as a whole. For purposes of this Merger Agreement, the term "hazardous substances" includes all substances defined as such under either the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.A. 9601, et seq.) or the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K, et. seq.).

          2.20. Benefit Plans; Employee Relations.

          (a) (i) Each of MSB and the MSB Subsidiary is in material compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of MSB or the MSB Subsidiary, nor is any currently being negotiated by MSB or the MSB Subsidiary, nor is MSB or the MSB Subsidiary a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against MSB or the MSB Subsidiary pending before the National Labor Relations Board or any comparable state, local or foreign agency, and (iv) since January 1, 1994, there has been no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of MSB, threatened against or involving MSB or the MSB Subsidiary.

          (b) MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of, together with true, correct and complete copies of, all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

          (c) MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of, all Employee Pension Benefit Plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), all incentive compensation plans (including stock option plans) and all other employee benefit plans, arrangements or programs maintained by MSB and the MSB Subsidiary in respect of their employees (including normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (each, an "Employee Benefit Plan", and collectively, the "Employee Benefit Programs"). MSB shall, during the Delivery Period, deliver to Lakeland true, correct and complete copies of all plan documents and other agreements, procedures and interpretations adopted in connection with the Employee Benefit Programs and an accurate and complete copy of all employee handbooks utilized at any time since January 1, 1994. With respect to each Employee Benefit Plan, MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of, and true, correct and complete copies of, the following:

               (i) the most recent Internal Revenue Service ("IRS") determination letter and related IRS submissions relating to each of the Employee Pension Benefit Plans listed in such Section 2.20(c) (the "MSB Retirement Plans");

               (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules and attachments of each of the Employee Welfare Benefit Plans listed in such Section 2.20(c) (the "MSB Welfare Plans") and each of the MSB Retirement Plans, as filed pursuant to applicable law for the last three (3) years;

               (iii) the Summary Plan Description (as currently in effect) and summaries of material modifications distributed to employees for each of the MSB Retirement Plans and MSB Welfare Plans; and

               (iv) the three (3) most recent actuarial reports received with respect to each of the MSB Retirement Plans that is a defined benefit plan.

          (d) Each of the MSB Retirement Plans is in compliance in all material respects with ERISA and will constitute qualified plans under the Code immediately prior to the Effective Time.

          (e) Each MSB Retirement Plan and each MSB Welfare Plans has been operated in compliance in all material respects with ERISA.

          (f) There are no actions, suits or claims pending or, to MSB's best knowledge, threatened against any of the MSB Retirement Plans or MSB Welfare Plans, or any administrator or fiduciary thereof.

          (g) With respect to each of the MSB Retirement Plans and MSB Welfare Plans as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no material adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof.

          (h) No accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any of the MSB Retirement Plans.

          (i) The assets and liabilities of each funded Employee Benefit Plan are fully and accurately reflected in the most recent Form 5500 furnished to Lakeland.

          (j) No "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any of the MSB Retirement Plans that are subject to Title IV of ERISA.

          (k) All of the MSB Welfare Plans are either self-funded, or are funded through an insurance policy with an insurance company. As of the Effective Time, neither MSB nor the MSB Subsidiary will be liable under any such insurance policy for a retroactive rate adjustment or other liability arising our of events occurring prior to the Effective Time.

          (l) Neither MSB nor the MSB Subsidiary has ever participated in a multi-employer plan as defined in Section 3(37)A of ERISA or a multiple employer plan described in Section 413(c) of the Code.

          (m) MSB does not provide any post-retirement or other post-termination benefits to its former employees, except as required under Sections 601 through 609 of ERISA.

          (n) Neither MSB nor the MSB Subsidiary has filed a notice of intent or adopted any amendment of resolution, to terminate any Employee Benefit Plan.

          (o) All  required  premium  payments to the Pension  Benefit  Guaranty
Corporation, and all contributions required to be made under each Employee Benefit Plan, have been paid when due.

          (p) No excise taxes are payable under the Code with respect to any Employee Benefit Plan.

          (q) No nonexempt prohibited transaction, within the meaning of Section 4975 or Section 406 of ERISA, has occurred with respect to any of the MSB Retirement Plans or any of the MSB Welfare Plans.

          (r) Neither the execution nor the consummation of the transactions contemplated by this Merger Agreement will (i) entitle any current or former employee of MSB or the MSB Subsidiary to any severance pay or any similar payment; (ii) accelerate the time of payments or vesting or increase the amount of any benefit or compensation due any current or former employee under any MSB Employee Benefit Plan; or (iii) result in payments not deductible under Section 280G of the Code.

          (s) Notwithstanding any provision herein to the contrary, the representations set forth in this Section 2.20 shall only be applicable to those Employee Benefit Plans currently or previously maintained by or on behalf of MSB.

          2.21. Tax Matters.

          (a) Each of MSB and the MSB Subsidiary has filed all Federal, state, local and foreign income and other tax returns required to be filed by it, and each such return is complete and accurate in all material respects. All taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), owed by MSB and the MSB Subsidiary (whether or not shown on any Tax return) for any period ending on or before the date hereof, have been paid. MSB and the MSB Subsidiary have adequate reserves on their financial statements for any Taxes in excess of the amounts so paid. Neither MSB nor the MSB Subsidiary currently is the beneficiary of any extension of time within which to file any Tax return.

          (b) MSB and the MSB Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with the amounts owing or paid to any employee, independent contractor, creditor, shareholder or other third party.

          (c) There is no material dispute or claim concerning any Tax liability of either MSB or the MSB Subsidiary either (i) claimed or raised by any authority in writing or (b) as to which any of MSB, the MSB Subsidiary and their respective directors and officers has knowledge based upon personal contact with any agent of such authority. During the Delivery Period, MSB shall deliver to Lakeland a true, correct and complete list of all federal, state, local and foreign income Tax returns filed with respect to MSB and/or the MSB Subsidiary for taxable periods ended on or after December 31, 1992. Such list shall identify those income Tax returns that have been audited and those income Tax returns that currently that are the subject of audit. During the Delivery Period, MSB shall deliver to Lakeland correct and complete copies of all federal income Tax returns, examination reports, and statements of deficiencies assessed against, or agreed to by, MSB and/or the MSB Subsidiary, since December 31, 1992.

          (d) Neither MSB nor the MSB Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (e) Neither MSB nor the MSB  Subsidiary has filed a consent under Code
Section 341(f) concerning collapsible corporations. Neither MSB nor the MSB Subsidiary has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will be nondeductible under Code section 280G. Neither MSB nor the MSB Subsidiary has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). Neither MSB nor the MSB Subsidiary is a party to any Tax allocation or sharing arrangement. Neither MSB nor the MSB Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was MSB) or (ii) has any liability for the Taxes of any person (other than MSB or the MSB Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     2.22. Insurance. The business operations and all insurable properties and assets of MSB and the MSB Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of MSB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, in the opinion of the management of MSB, adequate for the businesses engaged in by MSB and the MSB Subsidiary. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by MSB and the MSB Subsidiary (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). All policies to be included on such list shall be outstanding and duly in force and all premiums with respect to such policies are currently paid. Neither MSB nor the MSB Subsidiary has, during the past three
(3) fiscal years, been denied or had revoked, canceled or rescinded any policy of insurance. MSB shall, during the Delivery Period, deliver to Lakeland a copy of MSB's current directors and officers liability insurance policy.

     2.23. Dealings with Officers and Directors. MSB shall, during the Delivery Period, deliver to Lakeland a true, correct and complete list of transactions, business relationships or indebtedness within the past three years involving MSB or the MSB Subsidiary which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission ) or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code 371c), as amended. MSB and the MSB Subsidiary are not parties to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 2.20 hereof, neither MSB nor the MSB Subsidiary is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of MSB or the MSB Subsidiary.

     2.24. Securities Exchange Act of 1934. No securities issued by MSB, including but not limited to MSB Stock, are registered under the Securities Exchange Act of 1934, and no such securities are required to be registered under said Act.

     2.25. Properties. Each of MSB and the MSB Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in MSB's consolidated statement of condition as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such statement of condition or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such statement of condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, prospects and financial condition of MSB and the MSB Subsidiary, taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports to be delivered to Lakeland during the Delivery Period. Except as affected by the transactions contemplated hereby, each of MSB and the MSB Subsidiary, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by MSB or the MSB Subsidiary in all material respects as presently occupied, used, possessed and controlled by MSB or the MSB Subsidiary.

     2.26. Minute Books. The minute books of MSB and the MSB Subsidiary contain accurate records of all meetings and other corporate action held by the stockholders and Boards of Directors (including committees of the Boards of Directors) of MSB and the MSB Subsidiary, except where the failure to so maintain such records would not have a material adverse effect on the business, results of operations, prospects or financial condition of MSB and the MSB Subsidiary, taken as a whole. During the Delivery Period (and thereafter), MSB shall make such minute books available for review by Lakeland, its counsel and other Lakeland representatives.

     2.27. Reserves. As of December 31, 1996 and June 30, 1997, the allowance for possible loan losses in MSB's consolidated balance sheets was adequate based upon all factors required to be considered by MSB at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complied in all material respects with all applicable policies of the FDIC and the New Jersey Department of Banking. As of June 30, 1997, the valuation allowance for OREO properties, if any, in MSB's consolidated financial statements was adequate based upon all factors required to be considered by MSB at that time in determining the amount of such allowance.

     2.28. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of MSB or the MSB Subsidiary is entitled now, or will or may be entitled to as a consequence of this Merger Agreement or the Merger, to any payment or benefit from MSB or the MSB Subsidiary or their successors which, if paid or provided, would constitute an "excess parachute payment", as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or regulations promulgated thereunder.

     2.29. Agreements with Bank Regulators. MSB is not a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has MSB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. MSB is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     2.30. Disclosure Schedule and Other Materials Furnished by MSB. All lists and other materials to be furnished to Lakeland by MSB pursuant to this Article II shall be true, correct and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

     2.31. Pooling of Interests. Based upon inquiries that it has made with its accountants, senior management of MSB is not aware of any act or omission of MSB or the MSB Subsidiary that would preclude, or materially interfere with, Lakeland's accounting for the Merger as a pooling of interests.

     2.32. Survival. The representations and warranties of MSB contained in this
Article II shall not survive the Closing.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF LAKELAND

           Lakeland hereby represents and warrants to MSB as follows:

     3.1. Organization; Good Standing; Power; and Qualification. Lakeland is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.

     3.2. Capitalization. At July 1, 1997, the authorized capital stock of Lakeland consisted of 7,050,819 shares of Lakeland Stock, of which 3,390,490 shares were issued and outstanding and no shares were held by Lakeland as treasury stock. Upon the payment by Lakeland of a 5% stock dividend on October 15, 1997 to shareholders of record as of October 1, 1997 and the filing of any required documents with the New Jersey Secretary of State, Lakeland's authorized capital stock will be increased by the number of shares of Lakeland Stock issued pursuant to such stock dividend. Lakeland has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than pursuant to Lakeland's Dividend Reinvestment Plan.

     3.3. Intentionally omitted.

     3.4. Authority; No Violation, etc. Subject to the parties' obtaining all necessary regulatory approvals, Lakeland has all requisite corporate power to execute, deliver and perform its obligations under this Merger Agreement. The execution and delivery of this Merger Agreement and the performance by Lakeland of its obligations hereunder have been duly approved and authorized by all requisite corporate action of Lakeland, subject to the parties' obtaining all necessary regulatory approvals. This Merger Agreement has been duly executed and delivered by Lakeland and, subject as aforesaid, constitutes the legal, valid and binding agreement of Lakeland. Neither the execution and delivery of this Merger Agreement by Lakeland nor compliance by Lakeland with any of the provisions hereof will (a) conflict with or result in a breach of any provision of Lakeland's Certificate of Incorporation or by-laws, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation, severance or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any of the assets of Lakeland or any subsidiary of Lakeland pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which Lakeland or any subsidiary of Lakeland is a party, or by which it or any of its properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial condition or results of operations of Lakeland and its subsidiaries, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to Lakeland or any subsidiary of Lakeland, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of Lakeland and its subsidiaries, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, state or local public body, commission or authority, except those approvals and authorizations specified in Section 3.5 hereof and any filing, permit, authorization, consent or approval required under the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et. seq.).

     3.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority or compliance with, any governmental or regulatory authority is required in order to (a) consummate the Merger or (b) prevent the termination of any material right, privilege, license or agreement of Lakeland or any subsidiary of Lakeland, or to prevent any material loss to Lakeland or any subsidiary of Lakeland or their businesses, taken as a whole, by reason of the Merger, except (i) compliance with the banking laws of the State of New Jersey and with laws, rules and regulations applicable to the Federal Deposit Insurance Corporation with respect to the formation of the Subsidiary Bank and the consummation of all other aspects of the Merger, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws.

     3.6. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of Lakeland or under the authority of Lakeland is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Lakeland in connection with any of the transactions contemplated hereby, except for fees payable to Ryan, Beck & Co., which fees shall, in accordance with Section 6.7 hereof, be the sole responsibility of Lakeland. It is expressly understood that Ryan, Beck & Co. has been retained solely by and is working solely for the benefit of Lakeland in connection with this matter.

     3.7. SEC Filings. Lakeland has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the thirty-six (36) months preceding the date of this Merger Agreement.

     3.8. Pooling of Interests. Based upon inquiries that it has made with its accountants, senior management of Lakeland is not aware of any act or omission of Lakeland or Lakeland's subsidiaries that would preclude, or materially interfere with, Lakeland's accounting for the Merger as a pooling of interests.

     3.9. Survival. The representations and warranties of Lakeland contained in this Article III shall not survive the Closing.


                                   ARTICLE IV
                                COVENANTS OF MSB

     4.1. Regular Course of Business. Except as otherwise consented to in writing by Lakeland, prior to the Effective Time, MSB will (and will cause the MSB Subsidiary to) carry on its business diligently and in the ordinary course consistent with past practice through the date hereof, and, without limiting the generality of the foregoing, MSB will use its best efforts to preserve its present business organization (including that of the MSB Subsidiary) intact, keep available the services of the present executive officers of MSB and the MSB Subsidiary and preserve the present relationships of MSB and the MSB Subsidiary with persons having business dealings with them; provided that MSB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Merger Agreement.

     4.2. Restricted Activities and Mergers. Except as otherwise consented to in writing by Lakeland, prior to the Effective Time, MSB will not, and will not permit the MSB Subsidiary, to:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of MSB or any securities or instruments convertible into any such shares, or any options, subscriptions, warrants, calls, commitments or other rights calling for the issuance, sale or delivery of any such shares or convertible securities or instruments, except that MSB may issue shares of MSB Stock upon exercise of the Outstanding Options;

          (c) except in the ordinary course of business (and consistent with past practice) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract, agreement, license or other right to which it is a party or (v) mortgage or pledge any of its assets, tangible or intangible;

          (d) grant any increase in compensation, other than normal merit increases consistent with its general prevailing practices or existing employment agreements, to any employee or group of employees or to all employees generally;

          (e) enter into or make any change in any Employee Benefit Program, except as required by law;

          (f) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or enter into any agreement providing for any of the foregoing;

          (g) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent required by law, engage in any discussions with, or furnish any non-public information concerning MSB or the MSB Subsidiary to, any person or entity other than Lakeland or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of MSB or the MSB Subsidiary or any securities or instruments convertible into any such shares, or to acquire any option, subscription, warrant, call, commitment or other right to purchase or otherwise acquire any such shares or convertible securities or instruments, (ii) to make a tender or exchange offer for any shares of any class of capital stock of MSB or the MSB Subsidiary, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of MSB or the MSB Subsidiary, or (iv) to merge, consolidate or otherwise combine with MSB or the MSB Subsidiary (the transactions described in (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Acquisition Transactions"); notwithstanding the foregoing, MSB may enter into discussions or negotiations in connection with a possible Acquisition Transaction which was not solicited by MSB if the Board of Directors of MSB, after consultation with counsel, determines that such discussions or negotiations must be commenced in the exercise of the Board's fiduciary responsibilities;

          (h) take any action or omit to take any action which would cause any representation, (including, without limitation, any representation made in connection with the delivery of information during the Delivery Period) to be untrue in any material respect (or, with respect to any representation qualified as to materiality, to be untrue in any respect);

          (i) except in the ordinary course of business, enter into or agree to enter into any agreement or transaction material to the business of MSB and the MSB Subsidiary, taken as a whole;

          (j) grant any severance arrangement to any employee;

          (k) take any action or omit to take any action which would preclude Lakeland from accounting for the Merger as a pooling of interests;

          (l) make any capital expenditure other than capital expenditures included within one or more capital budgets delivered by MSB to Lakeland during the Discovery Period;

          (m) file any application or make any contract with respect to branching, site locations or site relocations;

          (n) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (o) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

          (p) agree to do any of the foregoing.

     4.3. Dividends and Distributions; Repurchases; Stock Splits. Except as otherwise consented to in writing by Lakeland, prior to the Effective Time, MSB will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock, and will not approve or effect a stock split or other subdivision or consolidation of its shares of capital stock.

     4.4. Advice of Changes. MSB will promptly advise Lakeland in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of MSB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified as to materiality, inaccurate in any respect), (ii) any event occurring subsequent to the date of this Agreement which would render any information furnished to Lakeland by MSB pursuant to Article II of this Agreement, if furnished on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect (or, with respect to information that is qualified as to materiality, inaccurate in any respect),
(iii) any material adverse change in the business of MSB and the MSB Subsidiary, taken as a whole, (iv) any exercises of any Outstanding Options to purchase MSB Stock and (v) any information which comes to the attention of MSB that indicates either that any representation or warranty of MSB contained in this Agreement was untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified as to materiality, inaccurate in any respect) when made or that MSB failed to deliver all of the documentation which MSB is required to deliver to MSB during the Delivery Period pursuant to
Article II hereof.

     4.5. Merger Proposals. Commencing with the date of this Merger Agreement, MSB will provide Lakeland with same-day notice of any offer MSB or the MSB Subsidiary receives from or on behalf of any third party regarding a proposed Acquisition Transaction, including, in such notice, the identity of the offeror and the complete terms of any such offer, and will provide Lakeland with same-day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer.

     4.6. Affiliates. MSB will deliver to Lakeland, as soon as practicable after the execution of this Merger Agreement, but in no event later than twenty (20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of MSB within the meaning of Rule 145 promulgated under the Securities Act of 1933 or who may be deemed to be "affiliates" of MSB as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "MSB Affiliates"). MSB will furnish such information and documents as Lakeland may request for the purpose of reviewing such letter. MSB will cause each MSB Affiliate to issue and deliver to Lakeland within three
(3) weeks after the date hereof an agreement (an "Affiliate's Agreement"), in such form as Lakeland's counsel shall reasonably require, to the effect that, among other things, no Lakeland Stock to be acquired by such person in the Merger will be disposed of by such person except in compliance with Rule 145 under the Securities Act of 1933 or another exemption from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under the Securities Act of 1933, and that such person agrees to be bound by the rules which will permit the transaction contemplated by this Merger Agreement to be treated as a pooling of interests for accounting purposes.

     4.7. Consents, Approvals and Filings.

          (a) MSB will use its best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 2.4 and 2.5 hereof and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Sections; provided, however, that compliance with the Federal Bank Holding Company Act and state securities laws shall primarily be Lakeland's responsibility and provided that the responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; further provided, that MSB shall not be required to take any extraordinary action or enter into any agreement which, in the reasonable opinion of MSB, is unduly burdensome to MSB in order to obtain any such approvals, authorizations, etc.

          (b) MSB shall provide Lakeland with copies of all filings made by MSB after the date hereof to the New Jersey Department of Banking, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate MSB within two (2) business days of such filing.

          (c) MSB shall prepare unaudited consolidated balance sheets and income statements (in a manner consistent with prior practices) on a monthly basis and shall furnish copies of such statements to Lakeland by the 10th day following the end of each month.

     4.8. Access to Records and Properties. MSB agrees to assist Lakeland in conducting such investigations and reviews of the business, financial condition, properties, assets, books and records of MSB and the MSB Subsidiary as Lakeland deems necessary or desirable, and will provide, and will cause its independent public accountants to provide, Lakeland and its employees, agents and representatives full access to, and complete information concerning, all properties, books, records (including tax returns filed or in preparation), regulatory filings, personnel and premises, and audit work papers and other records of its independent public accountants, pertaining to the business of MSB and the MSB Subsidiary. Neither any investigation by Lakeland nor the receipt by Lakeland of any data or information from MSB shall affect the right of Lakeland to rely on the representations, warranties or covenants of MSB or the right of Lakeland to terminate this Agreement as provided in Article XI hereof. MSB's obligations, and Lakeland's rights, under this Section 4.8 shall be in addition to, and not in lieu of, MSB's obligations and Lakeland's rights under Section
6.1 hereof.

     4.9 Intentionally omitted.

     4.10. 8-K. At least 10 days prior to the Effective Time, MSB shall furnish Lakeland with all such information and financial statements as Lakeland may reasonably require in order for Lakeland to prepare a Current Report on Form 8-K (describing the Merger pursuant to Items 2 and 7 of such Form) for filing with the SEC promptly after the Effective Time. Immediately prior to the Closing, MSB shall cause its former and/or current independent accountants to provide any report of such accountants which Lakeland determines must be included in such filing on Form 8-K and a consent (in form and substance satisfactory to Lakeland) to the filing of any report of such accountants which Lakeland determines must be included or incorporated by reference in such filing on Form 8-K.


                                    ARTICLE V
                              COVENANTS OF LAKELAND

     5.1. Advice of Changes.  Lakeland will promptly advise MSB, in writing,  of
(i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of MSB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified as to materiality, inaccurate in any respect) and
(ii) any information which comes to the attention of MSB that indicates that any representation or warranty of MSB contained in this Agreement was untrue or inaccurate in any material respect (or, with respect to representations or warranties that are qualified as to materiality, inaccurate in any respect) when made.

     5.2. Consents, Approvals and Filings. Lakeland will use its best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 3.4 and 3.5 hereof and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Sections; provided, however, that responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; and further provided that Lakeland shall not be required to take any extraordinary action or enter into any agreement which in the reasonable opinion of Lakeland is unduly burdensome to Lakeland in order to obtain such approvals, authorizations, etc.

     5.3. Affiliates. Lakeland will deliver to MSB, as soon as practicable after the execution of this Merger Agreement, but in no event later than twenty (20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of Lakeland as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "Lakeland Affiliates"). Lakeland will furnish such information and documents as MSB's counsel may request for the purpose of reviewing such letter. Lakeland will cause each Lakeland Affiliate to issue and deliver to MSB, within three (3) weeks after the date hereof, an agreement, in such form as MSB's counsel shall reasonably require, to the effect that, among other things, such person agrees to be bound by the rules which will permit the transaction contemplated by the Merger Agreement to be treated as a pooling of interests for accounting purposes.

     5.4. Directors and Officers Liability Insurance. During the Transition Period, Lakeland shall take all steps necessary to assure that, with respect to acts or omissions occurring prior to the Effective Time, the executive officers and directors of MSB retain substantially the same directors and officers liability insurance coverage as they have on the date hereof as executive officers and directors of MSB.

     5.5. Employment of Key Executive. Lakeland agrees to cause MSB to retain Paul P. Lubertazzi as Chairman of the Board, Chief Executive Officer and President of MSB following the Effective Time under the terms and conditions of his current Employment Agreement and continuing until the end of the Transition Period. In addition, to induce Mr. Lubertazzi to provide additional services relating to the Transition Period and the integration of MSB into Lakeland's consolidated enterprise, Lakeland shall offer to Mr. Lubertazzi an agreement effective as of the Effective Time, in form and substance reasonably satisfactory to him, pursuant to which (i) at a cost to Lakeland of $278,000, Lakeland would (through a trust or such other approach as shall be reasonably acceptable to Mr. Lubertazzi) provide to Mr. Lubertazzi an additional annuity comparable to the annuity currently provided by MSB and (ii) at a cost to Lakeland of $45,000, Lakeland would provide to Mr. Lubertazzi (through a trust or such other approach as shall be reasonably acceptable to Mr. Lubertazzi) certain retiree medical benefits.



                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

     6.1. Due Diligence. MSB shall, within fourteen (14) days following the date of this Agreement (the "Delivery Period"), deliver to Lakeland all lists and other materials called for in Article II hereof. Based upon its review of such materials and any other information that it may consider (including without limitation information received pursuant to Section 4.8 hereof), Lakeland shall have the right, in its sole discretion, to terminate this Agreement by written notice to MSB given within thirty five (35) days following the date of this Agreement. In the event that Lakeland shall terminate this Agreement in accordance with this Section 6.1, neither party shall have any further liability to the other.

     6.2. Confidentiality. Personnel of Lakeland have received in the course of the negotiation of this Merger Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning the assets, methods of operation, loan and deposit pricing, investment policies of MSB and the MSB Subsidiary, and other trade secrets and confidential information concerning the business of MSB and the MSB Subsidiary; and personnel of MSB have received in the course of the negotiation of this Merger Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning the assets, methods of operation, loan and deposit pricing, investment policies of Lakeland and its subsidiaries, and other trade secrets and confidential information concerning the businesses of Lakeland and its subsidiaries. Such information has been furnished by each party in good faith to the other party in confidence solely to enable the other party to evaluate the proposed transaction, and with the agreement that the party receiving such information will (1) treat all such information at all times as being confidential and proprietary to the party furnishing the information, (2) not divulge or make any unauthorized disclosure of such confidential information to any third parties, and (3) not make any use of such confidential information except in connection with its evaluation of the other party's business for purposes of a proposed acquisition or merger transaction. Following termination or cancellation of this Agreement, each party shall, if requested to do so by the other, return all materials furnished to it by the other which contain such confidential materials, without retaining any copy thereof. The provisions of this Section 6.2 will be specifically enforceable, entitling each party to injunctive relief against the other in addition to such other relief as may be available. The provisions of this
Section 6.2 will survive any termination or cancellation of this Agreement. Information shall cease to be protected by this Section 6.2 when and if it enters the public domain through no fault of the party receiving such information pursuant to this Agreement.

     6.3. Expenses. Subject to the provisions of Article XI hereof, in the event the Merger is not consummated, Lakeland and MSB will each separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby. However, printing expenses incurred in connection with the registration statement, proxy statement and prospectus described in Section 7.1 hereof shall be shared equally by MSB and Lakeland.

     6.4. Public Announcements. The parties intend to issue a joint press release upon signing of this Merger Agreement. Thereafter, recognizing that they each have independent obligations with respect to the dissemination of material information to the public and to their respective shareholders, Lakeland and MSB will, to the maximum extent feasible, advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement.

     6.5. Further Assurances. Lakeland and MSB agree to execute and deliver such instruments and take such other actions as either of them may reasonably require, consistent with the fiduciary duties of their respective Boards of Directors, in order to carry out the intent of this Agreement.

     6.6 Post-Effective Time Operations. From and after the Effective Time and through the end of the Transition Period, MSB shall not take any of the actions described in Sections 4.2 and 4.3 hereof (the "Actions") without the prior written consent of Lakeland. During the Transition Period, Lakeland shall have the right to expand the list of Actions at any time and from time to time and to obtain injunctive relief to enforce the provisions of this Section 6.6.

     6.7. Fees of Investment Bankers, Attorneys and Accountants. All fees of Capital Consultants of Princeton, Inc. for its services in connection with the transaction contemplated by this Agreement, including but not limited to the rendering of the fairness opinion contemplated by Section 8.12 hereof, shall be the sole responsibility of MSB. All fees of Ryan, Beck & Co. or any other investment banking firm retained by Lakeland for its services in connection with the transaction contemplated by this Agreement shall be the sole responsibility of Lakeland. All fees of Lowenstein, Sandler, Kohl, Fisher and Boylan, P.A. or any other law firm retained by Lakeland shall be the sole responsibility of Lakeland. All fees of Robert J. Romano, Jr. & Associates or any other law firm retained by MSB shall be the sole responsibility of MSB. All fees of Radics & Co., LLC or any other accounting firm retained by Lakeland shall be the sole responsibility of Lakeland. All fees of Grant Thornton, LLP and any other accounting firm retained by MSB to provide advice regarding MSB's financial statements or tax matters shall be borne by MSB.


                                   ARTICLE VII
                        PROXY AND REGISTRATION STATEMENTS

     7.1. Preparation. Lakeland and MSB acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933 and Rule 145 promulgated thereunder by the Securities and Exchange Commission (the "SEC"). Lakeland (which shall prepare the first draft of the "Prospectus" and "Registration Statement" as defined herein) and MSB will cooperate in the prompt preparation of a proxy statement for submission to the stockholders of MSB in connection with the meeting of such stockholders referred to in Section
1.4 hereof. The proxy statement to be submitted to the stockholders of MSB, in its definitive form, together with any and all amendments and supplements thereto and all information incorporated by reference therein (the "MSB Proxy Statement"), will also serve as the prospectus (the "Prospectus") to be included in the Registration Statement (as defined below). Lakeland will file a registration statement on Form S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") under and pursuant to the provisions of the Securities Act of 1933 for the purpose of registering the Lakeland Stock to be distributed to holders of MSB Stock in accordance with the provisions of this Agreement. Each of MSB and Lakeland agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Registration Statement or the MSB Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement and the MSB Proxy Statement. Lakeland agrees to use its best efforts to have the Registration Statement declared effective under the Securities Act of 1933 as soon as may be practicable; provided, however, that it is understood that Lakeland shall not commence preparing the Registration Statement until after the thirty-five (35) day period referenced in Section 6.1 hereof has been completed and that the Registration Statement will contain financial information regarding the nine month period ending September 30, 1997.

     7.2. Representations, Warranties and Covenants of MSB. MSB represents and warrants to Lakeland that the MSB Proxy Statement will not, at the time of its issuance and at the time of the meeting of stockholders of MSB contemplated by
Section 1.4 hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, except that no representation is made with respect to information set forth or incorporated by reference in the MSB Proxy Statement concerning Lakeland or its subsidiaries furnished or approved by Lakeland. MSB will promptly advise Lakeland in writing if at any time prior to the Effective Time it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement or the MSB Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     7.3. Representations, Warranties and Covenants of Lakeland. Lakeland represents and warrants to MSB that the Registration Statement (including the MSB Proxy Statement), at the time it becomes effective and at the time of the meeting of stockholders of MSB contemplated by Section 1.4 hereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, except that no representation is made with respect to information set forth or incorporated by reference in the Registration Statement (including the MSB Proxy Statement) concerning MSB furnished or approved by MSB.

     7.4. Mailings to Stockholders. MSB shall cause the MSB Proxy Statement to be mailed to its stockholders as soon as practicable in accordance with applicable Federal and state law; provided, however, that MSB shall not mail or otherwise furnish the MSB Proxy Statement to its stockholders unless and until Lakeland advises MSB that the Registration Statement is effective under the Securities Act of 1933 and Lakeland advises MSB that it has received all approvals required under applicable state securities and banking laws. Neither Lakeland nor MSB will use any proxy material, other than the MSB Proxy Statement and the other proxy material filed with the SEC prior to or concurrently with the filing of the MSB Proxy Statement, without giving prior notice to the other.

     7.5. Blue Sky. Lakeland will use its best efforts to obtain all necessary blue sky permits and approvals required to carry out the transactions contemplated by this Agreement. MSB will provide Lakeland with such information as Lakeland shall reasonably request in order to enable Lakeland to comply with this Section 7.5.

     7.6. Tax Opinion. The Registration Statement shall contain (if required) an opinion from Lowenstein, Sandler, Kohl, Fisher and Boylan, P.A., or other counsel reasonably satisfactory to Lakeland, regarding the federal tax consequences of the Merger to MSB stockholders.

     7.7 Comfort Letter. At Lakeland's request and expense, MSB shall cause its accountants to deliver to Lakeland and to its officers and directors who sign the Registration Statement a short form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement, in the form customarily issued by such accountants at such time in transactions comparable to the Merger.


                                  ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS OF LAKELAND

     The obligations of Lakeland to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Lakeland:

     8.1. Representations and Warranties; Deliveries. The representations and warranties of MSB set forth in Article II and Article VII hereof shall be true and correct in all material respects (provided that any such representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the date of the Closing contemplated by Article X hereof (the "Closing Date") as though made on and as of the Closing Date. MSB shall have delivered to Lakeland during the Delivery Period all of the information which MSB is required to deliver to Lakeland pursuant to Article II hereof, which information shall have been accurate and complete when delivered. No act or omission shall have occurred subsequent to the Delivery Period which, if it had occurred prior to the end of the Delivery Period, would have necessitated MSB's providing information to Lakeland which was not actually provided to Lakeland during the Delivery Period.

     8.2. Covenants. MSB shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

     8.3. Certificates. MSB shall have furnished to Lakeland a certificate of its President in form and substance reasonably satisfactory to Lakeland to the effect that (i) the representations and warranties of MSB contained in Article II and Article VII of this Agreement are true and correct in all material respects (provided that any such representations and warranties which are qualified as to materiality shall be true and correct in all respects) at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) all information furnished to Lakeland by MSB pursuant to
Article II of this Agreement is true and correct in all material respects at and as of the Closing Date as though such information was furnished on the Closing Date, (iii) no act or omission has occurred subsequent to the Delivery Period which, if it had occurred prior to the end of the Delivery Period, would have necessitated MSB's providing information to Lakeland which was not actually provided to Lakeland during the Delivery Period, (iv) MSB has complied with all agreements, covenants and provisions of this Agreement required to be performed or complied with by MSB prior to the Closing Date and (v) the condition set forth in Section 8.6 hereof and, to the knowledge of such President, the condition set forth in Section 8.7 hereof are each satisfied as of the Closing Date. MSB shall also have furnished such other certificates as Lakeland's counsel shall have reasonably requested.

     8.4. Intentionally omitted.

     8.5. Affiliates. Lakeland shall have received the letter identifying the MSB Affiliates and the Affiliate Agreements required by Section 4.6 hereof.

     8.6. Approval of Shareholders of MSB. The Subsidiary Bank Merger Agreement and this Merger Agreement shall have been approved at a meeting of the stockholders of MSB by the requisite vote of stockholders.

     8.7. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including without limitation any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect Lakeland's ownership of MSB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or threatened against Lakeland or MSB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect Lakeland's ownership of MSB; and no written advice shall have been received by Lakeland or MSB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect Lakeland's ownership of MSB.

     8.8. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.4, 2.5, 3.4 and 3.5 hereof or otherwise required to consummate the Merger shall have been obtained, and no such consents or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of Lakeland is unduly burdensome, and all waiting periods specified by law shall have passed. MSB shall have obtained all approvals and consents as Lakeland's counsel shall reasonably request under any contract, lease or agreement of MSB or the MSB Subsidiary to assure that MSB shall continue to retain all of the benefits of such contract, lease or agreement after the Effective Time.

     8.9. Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement by MSB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     8.10. Accountants' Opinion. Lakeland shall have received an opinion of Radics & Co., L.L.C., in form and substance satisfactory to Lakeland, that the Merger will qualify to be treated for accounting purposes as a pooling of interests.

     8.11. Tax Opinion. Lakeland shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher and Boylan, P.A., dated the Closing Date, to the effect that the Merger constitutes a tax-free reorganization under Section 368(a) of the Code. Such opinion shall be based upon assumptions standard for transactions comparable to the Merger.

     8.12. Fairness Opinions. The Board of Directors of MSB shall have received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the MSB Proxy Statement, that the Merger is fair to the stockholders of MSB from a financial point of view. The opinion to be dated as of the date of the MSB Proxy Statement shall be included in the MSB Proxy Statement.


                                   ARTICLE IX
                        CONDITIONS TO OBLIGATIONS OF MSB

     The obligations of MSB to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by
MSB:

     9.1. Representations and Warranties. The representations and warranties of Lakeland set forth in Article III and Article VII hereof shall be true and correct in all material respects (provided that any such representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

     9.2. Covenants. Lakeland shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

     9.3. Certificates. Lakeland shall have furnished to MSB a certificate of its President in form and substance reasonably satisfactory to MSB to the effect that (i) the representations and warranties of Lakeland contained in Article III and Article VII of this Agreement are true and correct in all material respects (or, with respect to representations and warranties which are qualified as to materiality, in all respects) at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) Lakeland has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by Lakeland prior to the Closing Date and (iii) to the knowledge of Lakeland, the condition set forth in Section 9.7 hereof is satisfied as of the Closing Date. Lakeland shall also have furnished such other certificates as MSB's counsel shall have reasonably requested.

     9.4. Intentionally omitted.

     9.5. Tax Opinion. MSB shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher and Boylan, P.A., dated the Closing Date, to the effect that the Merger constitutes a tax-free reorganization under Section 368(a) of the Code. Such opinion shall be based upon assumptions standard for transactions comparable to the Merger.

     9.6. Approval of Shareholders of MSB. The Subsidiary Bank Merger Agreement and this Merger Agreement shall have been approved at a meeting of the stockholders of MSB by the requisite vote of stockholders.

     9.7. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect Lakeland's ownership of MSB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against Lakeland or MSB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect Lakeland's ownership of MSB; and no written advice shall have been received by Lakeland or MSB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect Lakeland's ownership of MSB.

     9.8. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.4, 2.5, 3.4 and 3.5 hereof or otherwise required to consummate the Merger shall have been obtained, and all waiting periods specified by law shall have passed.

     9.9. Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement by MSB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     9.10. Fairness Opinions. The Board of Directors of MSB shall have received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the MSB Proxy Statement, that the Merger is fair to the stockholders of MSB from a financial point of view. The opinion to be dated as of the date of the MSB Proxy Statement shall be included in the MSB Proxy Statement.

     9.11. Affiliates. MSB shall have received the letter identifying the Lakeland Affiliates and the Affiliate Agreements required by Section 5.3 hereof.

     9.12 Accountants' Opinion. Lakeland shall have received an opinion of Radics & Co., L.L.C., in form and substance reasonably satisfactory to MSB, that the Merger will qualify to be treated for accounting purposes as a pooling of interests.



                                    ARTICLE X
                                     CLOSING

     Unless this Agreement shall have been terminated pursuant to a provision of
Article XI hereof, a closing (the "Closing") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof, at the offices of Lowenstein, Sandler, Kohl, Fisher and Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey, or at such other location to which the parties may agree. At the Closing, the documents referred to in Articles VIII and IX hereof will be exchanged by the parties and, immediately thereafter, the Bank Subsidiary Merger Agreement will be filed by MSB and Lakeland with the Department of Banking of the State of New Jersey.


                                   ARTICLE XI
                                   TERMINATION

     11.1.  Termination.  This  Agreement may be terminated at any time prior to
Closing:

          (a) by the mutual consent of Lakeland and MSB; or

          (b) by Lakeland, by written notice to MSB, if (i) any representation or warranty of MSB set forth in Article II or Article VII hereof shall not be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to materiality, shall not be true and correct in all respects), (ii) MSB shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article VIII hereof shall not have been satisfied by April 30, 1998, provided that the failure of such condition shall not be caused by a breach by Lakeland of any covenant or agreement made by it herein; or

          (c) by MSB, by written notice to Lakeland, if (i) any representation or warranty of Lakeland set forth in Article III or Article VII hereof shall not be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to materiality, shall not be true and correct in all respects), (ii) Lakeland shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article IX hereof shall not have been satisfied by April 30, 1998, provided that the failure of such condition shall not be caused by a breach by MSB of any covenant or agreement made by it herein; or

          (d) by MSB, by written notice to Lakeland, if MSB, without violating any of its covenants hereunder, shall have received an unsolicited offer to enter into an Acquisition Transaction and the Board of Directors of MSB, after consulting with counsel, shall have determined in the exercise of its fiduciary duties that it should terminate this Agreement and pursue the potential
Acquisition Transaction; in the event that MSB shall exercise its right of termination under this paragraph (d), MSB shall pay to Lakeland a termination fee of $500,000 (plus any legal fees and expenses incurred by Lakeland in enforcing its right to such fee) concurrent with the delivery of its notice of termination and prior to executing any agreement pertaining to the Acquisition Transaction; or

          (e) by Lakeland or MSB if, at the Special Meeting, the stockholders of MSB do not approve the Merger Agreement and the Subsidiary Bank Merger Agreement by the requisite vote; or

          (f) by Lakeland pursuant to Section 6.1 hereof; or

          (g) by either party pursuant to Sections 1.1(c) or 1.11(c) hereof; or

          (h) by Lakeland if there shall have occurred a material adverse change (as defined with respect to MSB in Section 2.9 hereof) in the business, prospects, financial condition or results of operations of MSB and the MSB Subsidiary, taken as a whole, at any time since June 30, 1997; or

          (i) by MSB if there shall have occurred a material adverse change in the business, prospects, financial condition or results of operations of Lakeland and its subsidiaries, taken as a whole, at any time since June 30, 1997.

     11.2 Effect of Termination. In the event of the termination of this Agreement by either Lakeland or MSB pursuant to Section 11.1, this Agreement (other than all provisions herein regarding confidentiality, all provisions herein regarding expenses and Article XI) and the Subsidiary Bank Merger Agreement shall forthwith become void and have no effect, without liability on the part of any party or its officers, directors, stockholders or agents, except as otherwise provided in Section 11.1(d), 11.3 and 11.4 hereof.

     11.3 Breach. Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails. With respect to the immediately preceding sentence, a misrepresentation shall provide a basis for a suit to recover monetary damages (as distinguished from a basis for terminating this Agreement) only if the party making such misrepresentation shall have acted with the intention to defraud or to deliberately mislead the other party.

     11.4 Acquisition Transaction. If

          (a) this Agreement is terminated by Lakeland due to a breach of a covenant by MSB, by Lakeland or MSB pursuant to Section 11.1(e) hereof or by MSB due to a failure to satisfy the condition set forth in Section 9.10 hereof; and

          (b)  at  the  time  of  such  termination,   a  proposed   Acquisition
Transaction has been publicly announced; and

          (c) before or within twelve months after this Agreement is terminated,
(i) MSB shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Lakeland, or (ii) the Board of Directors of MSB shall have approved an Acquisition Transaction or shall have recommended that the stockholders of MSB approve or accept any Acquisition Transaction; and

          (d) an Acquisition Transaction between MSB and another person shall have closed (the "Acquisition Closing") within twenty-four (24) months after the termination of this Agreement;

then MSB or its successor in interest shall pay to Lakeland, concurrent with the Acquisition Closing, a termination fee equal to $500,000 (the "Termination Fee") plus the legal fees and expenses incurred by Lakeland in enforcing its right to the Termination Fee.


                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

     12.2. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except as specifically provided to the contrary herein. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

     12.3. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.4. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

     If to Lakeland:

                           Lakeland Bancorp, Inc.
                           250 Oak Ridge Road
                           Oak Ridge, New Jersey 07438
                           Attention: John W. Fredericks, President

     with copy to:

                           Peter H. Ehrenberg, Esq.
                           Lowenstein, Sandler, Kohl, Fisher & Boylan
                           65 Livingston Avenue
                           Roseland, New Jersey 07068

     If to MSB:

                           Metropolitan State Bank
                           166 Changebridge Road
                           P.O. Box 425
                           Montville, New Jersey 07045-0425
                           Attention: Mr. Paul P. Lubertazzi, President


     with copy to:

                           Robert J. Romano, Jr., Esq.
                           Robert J. Romano, Jr. & Associates
                           15 Essex Road
                           Paramus, New Jersey 07652

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted; provided that any communication sent by telecopy or telex and confirmed by mail (postage prepaid) shall be deemed to have been given at the time of transmission.

     12.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey, without giving effect to the choice of laws provisions thereof.

     12.7. Gender and Number; Person. Any reference expressed in any gender shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group.

     12.8. Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.9. Assignments. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


LAKELAND BANCORP, INC.                      METROPOLITAN STATE BANK


By: /s/John W. Fredericks                         /s/ Paul P. Lubertazzi
    __________________________________      By: _________________________
    Name:    John W. Fredericks                  Name:  Paul P. Lubertazzi
    Title:   President                           Title:    President